EXHIBIT 1.1




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                                AMPEX CORPORATION
                            (a Delaware corporation)

                                   $30,000,000
                            12% Senior Notes Due 2003

                                       and

                           Warrants to Purchase up to
                         1,020,000 Class A Common Shares
                           ($0.01 par value per share)

                  ---------------------------------------------

                               PURCHASE AGREEMENT

                  ---------------------------------------------





                             Dated: January 26, 1998





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679049.1


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                                Table of Contents

PURCHASE AGREEMENT.........................................................  1
    SECTION 1.   Representations and Warranties............................  2
             (a) Representations and Warranties by the Company.............  2
                 (i)     Similar Offerings.................................  2
                 (ii)    Offering Memorandum...............................  3
                 (iii)   Incorporated Documents............................  3
                 (iv)    Independent Accountants...........................  3
                 (v)     Financial Statements..............................  3
                 (vi)    No Material Adverse Change in Business............  4
                 (vii)   Good Standing of the Company......................  4
                 (viii)  Good Standing of Significant Subsidiaries.........  4
                 (ix)    Capitalization....................................  4
                 (x)     Authorization of Agreement........................  5
                 (xi)    Authorization of Registration Rights Agreements...  5
                 (xii)   Authorization of the Indenture....................  5
                 (xiii)  Authorization of the Warrant Agreement............  5
                 (xiv)   Authorization of the Notes........................  5
                 (xv)    Authorization of the Warrants.....................  6
                 (xvi)   Authorization and Valid Issuance of
                         the Warrant Shares................................  6
                 (xviii) Absence of Defaults and Conflicts.................  6
                 (xix)   Absence of Labor Dispute..........................  7
                 (xx)    Absence of Proceedings............................  7
                 (xxi)   Possession of Intellectual Property...............  7
                 (xxii)  Absence of Further Requirements...................  8
                 (xxiii) Possession of Licenses and Permits................  8
                 (xxiv)  Title to Property.................................  8
                 (xxv)   Tax Returns.......................................  9
                 (xxvi)  Insurance.........................................  9
                 (xxvii) ERISA Matters.....................................  9
                 (xxix)  Investment Company Act............................ 10
                 (xxx)   Rule 144A Eligibility............................. 10
                 (xxxi)  No General Solicitation........................... 10
                 (xxxii) No Registration Required.......................... 10
             (b) Officer's Certificates.................................... 10
    SECTION 2.   Sale and Delivery to Initial Purchaser; Closing........... 11
             (a) Securities................................................ 11
             (b) Payment................................................... 11
             (c) Qualified Institutional Buyer............................. 11
             (d) Denominations; Registration............................... 11
    SECTION 3.   Covenants of the Company.................................. 11
             (a) Offering Memorandum....................................... 11
             (b) Notice and Effect of Material Events...................... 12
             (c) Amendment to Offering Memorandum and Supplements.......... 12

679049.1
                                        i

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             (d) Qualification of Securities for Offer and Sale............ 12
             (e) DTC....................................................... 12
             (f) Use of Proceeds........................................... 12
    SECTION 4.   Payment of Expenses....................................... 13
             (a) Expenses.................................................. 13
             (b) Termination of Agreement.................................. 13
    SECTION 5.   Conditions of Initial Purchaser's Obligations............. 13
             (a) Opinion of Counsel for the Company........................ 13
             (b) Opinion of Patent Counsel for the Company................. 14
             (c) Opinion of Counsel for Initial Purchaser.................. 14
             (d) Officers' Certificate..................................... 14
             (e) Accountant's Comfort Letter............................... 14
             (f) Bring-down Comfort Letter................................. 14
             (g) Registration Rights Agreements............................ 15
             (h) PORTAL.................................................... 15
             (i) Additional Documents...................................... 15
             (j) Termination of Agreement.................................. 15
    SECTION 6.   Subsequent Offers and Resales of the Securities........... 15
             (a) Offer and Sale Procedures................................. 15
                 (i)   Offers and Sales only to Institutional Accredited
                       Investors and Qualified Institutional Buyers........ 15
                 (ii)  No General Solicitation............................. 15
                 (iii) Purchases by Non-Bank Fiduciaries................... 16
                 (iv)  Subsequent Purchaser Notification................... 16
                 (v)   Minimum Principal Amount............................ 16
                 (vi)  Restrictions on Transfer............................ 16
             (b) Covenants of the Company.................................. 17
                 (i)   Due Diligence....................................... 17
                 (ii)  Integration......................................... 17
                 (iii) Rule 144A Information............................... 17
                 (iv)  Restriction on Repurchases.......................... 17
    SECTION 7.   Indemnification........................................... 18
             (a) Indemnification of Initial Purchaser...................... 18
             (b) Indemnification of Company, Directors and Officers........ 18
             (c) Actions against Parties; Notification..................... 19
    SECTION 8.   Contribution.............................................. 19
    SECTION 9.   Representations, Warranties and Agreements to
                 Survive Delivery.......................................... 20
    SECTION 10.  Termination of Agreement.................................. 21
             (a) Termination; General...................................... 21
             (b) Liabilities............................................... 21
    SECTION 11.  Notices................................................... 21
    SECTION 12.  Parties................................................... 21
    SECTION 13.  GOVERNING LAW AND TIME.................................... 22
    SECTION 14.  Effect of Headings........................................ 22

679049.1
                                       ii

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Exhibit A     FORM OF OPINION OF COMPANY'S COUNSEL........................A-1
Exhibit B     FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY...........B-1
Exhibit C     FORM OF OPINION OF PATENT COUNSEL OF THE COMPANY............C-1

679049.1
                                       iii

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                                   $30,000,000
                            12% Senior Notes Due 2003
                                       and
                           Warrants to Purchase up to
                         1,020,000 Class A Common Shares
                           ($0.01 par value per share)



                                AMPEX CORPORATION

                            (a Delaware corporation)


                               PURCHASE AGREEMENT

                                                             January 26, 1998


FIRST ALBANY CORPORATION
One Penn Plaza
New York, New York 10119

Ladies and Gentlemen:

     Ampex Corporation, a Delaware corporation (the "Company"), confirms its agreement with First Albany Corporation (the "Initial Purchaser"), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $30,000,000 aggregate principal amount of the Company's 12% Senior Notes Due 2003 (the "Notes"), and warrants (the "Warrants") to purchase 1,020,000 shares (the "Warrant Shares") of the Class A Common Stock, par value $0.01 per share, of the Company expiring March 15, 2003. The Notes and the Warrants are collectively hereinafter referred to as the "Securities". The Notes are to be issued pursuant to an Indenture dated as of January 28, 1998 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The Warrants are to be issued pursuant to a Warrant Agreement dated as of January 28, 1998 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). The purchase price for Warrant Shares upon exercise of Warrants will be $2.25 per share (the "Exercise Price"), subject to adjustment in certain events as specified in the Warrant Agreement. Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined below in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

679049.1
                                        1

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     The  Company  understands  that the Initial  Purchaser  proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

     The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated January 21, 1998 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated January 23, 1998 (the "Final Offering Memorandum"), each for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.

     The holders of Notes will be entitled to the benefits of a Registration Rights Agreement between the Company and the Initial Purchaser (the "Notes Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the Commission registering the Securities or the Exchange Securities referred to in the Registration Rights Agreement under the 1933 Act. The holders of Warrants will be entitled to the benefits of a Registration Rights Agreement between the Company and the Initial Purchaser (the "Warrants Registration Rights Agreement"), pursuant to which the Company will file a shelf registration statement (the "Shelf Registration Statement") with the Commission registering the Securities under the 1933 Act. The Notes Registration Rights Agreement and the Warrant Registration Rights Agreement are collectively hereinafter referred to as the "Registration Rights Agreements".

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Initial Purchaser as follows:

          (i) Similar Offerings. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident,

679049.1
                                        2

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     any  security  which  is or  would  be  integrated  with  the  sale  of the
     Securities in a manner that would require the Securities to be registered under the 1933 Act.

         (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

          (iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) Independent Accountants. The accountants who certified certain of the financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

          (v) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated historical financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial information of the Company and its subsidiaries and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the

679049.1
                                        3

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     assumptions  used  in  the  preparation  thereof  are  reasonable  and  the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change, and no development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (viii) Good Standing of Significant Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary (other than Ampex Holdings Corporation, which was incorporated on January 20, 1998 and is being capitalized as described in the Offering Memorandum) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Significant Subsidiary or under any agreement to which the Company or any Significant Subsidiary is a party.


679049.1
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          (ix)  Capitalization.  The authorized,  issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization" as of the date set forth therein, and except as set forth in the Offering Memorandum, there have been no material changes thereto.

          (x)   Authorization  of  Agreement.   This  Agreement  has  been  duly
     authorized, executed and delivered by the Company.

          (xi) Authorization of Registration Rights Agreements. Each of the Registration Rights Agreements has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except that rights to indemnification and contribution thereunder may be limited by applicable law.

          (xii) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiii) Authorization of the Warrant Agreement. The Warrant Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiv) Authorization of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may

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     be limited by bankruptcy,  insolvency (including,  without limitation,  all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xv) Authorization of the Warrants. The Warrants have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Warrant Agreement and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Warrant Agreement.

          (xvi) Authorization and Valid Issuance of the Warrant Shares. (1) The Company has sufficient shares authorized and has reserved for issuance shares of Class A Common Stock which may be issued upon exercise of the Warrants; (2) the issuance of the Warrant Shares and Warrants are not subject to preemptive rights; (3) the Warrant Shares, when issued against payment of the Exercise Price, will be duly authorized, validly issued and will be fully paid and non-assessable.

          (xvii) Description of the Notes, the Warrants, the Indenture, the Warrant Agreement, the Warrant Shares and the Registration Rights Agreements. The Notes, the Warrants, the Warrant Agreement, the Warrant Shares, the Indenture and each of the Registration Rights Agreements will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchaser.

          (xviii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except as set forth in the Offering Memorandum with respect to the Company's 8% Noncumulative Preferred Stock, and except for such defaults and, in the case of the Company's subsidiaries only, such violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, each of the Registration Rights Agreements, the Indenture, the Warrant Agreement and the Securities and any other agreement or instrument entered

679049.1
                                        6
     into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein, therein and in the Offering Memorandum (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the filing of the Registration Statement and Shelf Registration Statement) and compliance by the Company with its obligations hereunder, and under each of the Registration Rights Agreements, the Indenture, the Warrant Agreement and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (xix) Absence of Labor Dispute. To the Company's knowledge, no labor dispute with the employees of the Company or any of its subsidiaries exists or is imminent, and to the Company's knowledge (without independent investigation), there is no existing or imminent labor disturbance by the employees of any if its principal suppliers which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xx) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described or generally referred to in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.


679049.1
                                        7

          (xxi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and, except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and the use, in connection with the business and operations of the Company and its subsidiaries, of such trademarks, service marks, trade names, patents, patent rights, licenses, inventions, copyrights and know-how does not violate or infringe any trademark, trade name, contract, agreement, patent, patent right, copyright or license of any person, firm, corporation or association whatsoever.

          (xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under state securities laws, or the 1933 Act and the rules and regulations thereunder or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the Registration Rights Agreement and the transactions contemplated hereunder or thereunder) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement.

          (xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such Governmental Licenses could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

679049.1
                                        8

          (xxiv) Title to Property. The Company and its subsidiaries have good title to all material property owned by the Company and its subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
     (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxv) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(v) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (xxvi) Insurance. The Company and each of its subsidiaries and their respective properties are insured in such amounts against such losses and with such insurers as the Company believes are prudent when considered in light of the nature of the properties and businesses of the Company and its subsidiaries.

          (xxvii) ERISA Matters. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.


679049.1
                                        9

          (xxviii) Environmental Laws. Except as described or generally referred to in the Offering Memorandum and except such matters as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the best of the Company's knowledge, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

          (xxix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxx) Rule 144A Eligibility. The Securities are not, and at the Closing Time will not be, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated interdealer quotation system.

          (xxxi) No General Solicitation. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxxii) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery

679049.1
                                       10
     of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Initial Purchaser; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at the price set forth in Schedule A, $30,000,000 aggregate principal amount of Notes, and 1,020,000 Warrants.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 10:00 A.M. on the second business day after the date hereof, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchaser of certificates for the Securities to be purchased by it. Certificates for Notes shall be in such denominations, not less than $1,000 each, and registered in such names as the Initial Purchaser may request in writing at least one full business day before the Closing Time, which writing shall specify the denomination of any certificate to be issued in global form representing Notes resold to Qualified Institutional Buyers (as defined in Section 6(a)(i)) and the denomination of any certificate to be issued in registered, certificated form representing the Notes resold to Accredited Investors (as defined in Section 6(a)(i)). Any certificates representing the Notes resold to Qualified Institutional Buyers shall be shall be registered in the name of Cede & Co. as nominee of DTC pursuant to the DTC Agreement. All certificates for the Securities shall be made available for examination and packaging by the Initial Purchaser in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

     (c) Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act.


679049.1
                                       11

     (d) Denominations; Registration. Certificates for the Warrants shall be in such denominations and registered in such names as the Initial Purchaser may request in writing at least one full business day before the Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

     (a) Offering Memorandum. The Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Company will promptly notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Company, which the Initial Purchaser hereby undertakes to deliver to the Company as promptly as practicable, any material changes in or affecting, or any developments involving prospective material changes in or affecting, the earnings or business of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the

679049.1
                                       12
applicable securities laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) DTC. The Company will cooperate with the Initial Purchaser and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Indenture, the Warrant Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Warrant Agreement and the Securities, and
(vii) any fees and expenses relating to the eligibility of the Notes for clearance and settlement through the facilities of DTC and (vi) fees and expenses relating to the initial and continued designation of the Notes as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

     (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof (except by reason of a default by the Initial Purchaser), the Company shall reimburse the Initial Purchaser for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

     SECTION 5. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of

679049.1
                                       13
its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for the Company. At the Closing Time, the Initial Purchaser shall have received the favorable opinions, dated as of the Closing Time, of (i) Battle Fowler, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit A hereto (with such changes as may be agreed to by the parties after the date hereof) and (ii) the Corporate Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit B hereto (with such changes as may be agreed to by the parties after the date hereof).

     (b) Opinion of Patent Counsel for the Company. At the Closing Time, the Initial Purchaser shall have received a favorable opinion, dated as of the Closing Time, of the Patent Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit C hereto (with such changes as may be agreed to by the parties after the date hereof).

     (c) Opinion of Counsel for Initial Purchaser. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, counsel for the Initial Purchaser, with respect to the issuance of the Securities and such other related matters as the Initial Purchaser may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General
Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchaser shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchaser with

679049.1
                                       14
respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (f) Bring-down Comfort Letter. At the Closing Time, the Initial Purchaser shall have received from Coopers & Lybrand L.L.P. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g) Registration Rights Agreements. At the Closing Time, each of the Registration Rights Agreements shall have been fully executed and delivered by the Company.

     (h) PORTAL. At the Closing Time, the Notes shall have been designated for trading on PORTAL.

     (i) Additional Documents. At the Closing Time, counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

     (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Subsequent Offers and Resales of the Securities.

     (a) Offer and Sale Procedures. The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i) Offers and Sales only to Institutional Accredited Investors and Qualified Institutional Buyers. Offers and sales of the Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to (A) persons whom the offeror or seller, or any person acting on behalf of the offeror or seller, reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act, "Qualified Institutional Buyers") or (B) a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D, "Institutional Accredited Investors") that, with respect to offers, the offeror or seller reasonably believes

679049.1
                                       15
     to  be,  and  with  respect  to  sales  and   deliveries,   that  are  such
     Institutional Accredited Investors.

          (ii) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each such third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

          (iv) Subsequent Purchaser Notification. The Initial Purchaser will take reasonable steps to inform persons acquiring Securities from the Initial Purchaser that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred prior to the earlier of (x) the date when such Securities can be sold pursuant to Rule 144 under the 1933 Act without any limitations under clauses (c), (e),
     (f) and (h) of Rule 144 and (y) the date which is three years after the later of the original issuance date thereof and the last date on which the Company or any "affiliate" of the Company was the owner of such Securities (or any predecessor Securities), except (1) to the Company, (2) pursuant to a registration statement which has been declared effective under the 1933 Act, (3) as long as the Securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (4) pursuant to any other available exemption from the registration requirements of the 1933 Act.

          (v) Minimum Principal Amount. No sale of the Notes to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Note will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Notes.

         (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in Section 1.5 of the Indenture and Section 2.7 of the Warrant Agreement, including the legend required thereby, shall apply to the Notes and Warrants, respectively, except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabili ties under the 1933 Act, arising from or relating to any resale or transfer of any Security, except those arising from or relating to any breach of the obligations hereunder of the Initial Purchaser.

          (vii) Delivery of Offering Memorandum. The Initial Purchaser will deliver to each purchaser of the Securities from the Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     (b) Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

          (i) Due Diligence. In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

          (ii) Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (iii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
     Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

          (iv) Restriction on Repurchases. Until the expiration of three years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted

679049.1
                                       17
     securities"  (as such term is defined under Rule  144(a)(3)  under the 1933
     Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

     SECTION 7. Indemnification.

     (a) Indemnification of Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto) or in any Additional Information, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity

679049.1
contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced or threatened against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement and the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be

679049.1
                                       19
deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchaser, and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchaser.


679049.1
                                       20

     SECTION 10. Termination of Agreement.

     (a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Securities has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited (other than in accordance with New York Stock Exchange Rules 80A and 80B or any similar rules of the American Stock Exchange or the NASDAQ National Market System regarding limitations on trading during significant market declines and extraordinary market volatility), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7 and 8 shall survive such termination and remain in full force and effect.


     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to the First Albany Corporation at One Penn Plaza, New York, New York 10119, attention of Frank Lunn, with a copy to Brown & Wood LLP, One World Trade Center, New York, New York 10048, attention of Mitchell Kleinman; notices to the Company shall be directed to it at 500 Broadway, Redwood City, California 94063- 3199, attention of Chief Financial Officer, with a copy to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, attention of David D. Griffin.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling

679049.1
                                       21
persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


679049.1
                                       22

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                                        Very truly yours,

                                        AMPEX CORPORATION



                                        By /s/ CRAIG L. MCKIBBEN
                                          -------------------------------------
                                          Name:  Craig L. McKibben
                                          Title: Vice President

CONFIRMED AND ACCEPTED,
 as of the date first above written:


FIRST ALBANY CORPORATION



By /s/ FRANK P. LUNN
  ----------------------------------
          Authorized Signatory



679049.1
                                       23

                                   SCHEDULE A

                                AMPEX CORPORATION
                                   $30,000,000
                            12% Senior Notes Due 2003
                                       and
                      1,020,000 Warrants to Purchase up to
                         1,020,000 Class A Common Shares
                           ($0.01 par value per share)




     1. The initial offering price of the Notes shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchaser for the Notes shall be 97% of the principal amount thereof.

     3. The interest rate on the Notes shall be 12% per annum.

     4. There is no separate consideration being paid for the Warrants.



679049.1
                                    Sch A - 1

                                                                     Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)(i)



     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Indenture, the Warrant Agreement and each of the Registration Rights Agreements.

     3. Each Significant Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary (other than Ampex Holdings Corporation, which was incorporated on January 20, 1998 and is being capitalized as described in the Offering Memorandum) has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Significant
Subsidiary or under any agreement to which the Company or any Significant Subsidiary is a party.

     4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization" as of the date set forth therein, and except as set forth in the Offering Memorandum, there have been no material changes thereto; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     5. The Notes, the Warrants, the Indenture, the Warrant Agreement and each of the Registration Rights Agreements conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

679049.1
                                       A-1

     6. The information in the Offering Memorandum under the captions "Description of the Notes" and "Description of the Warrants", to the extent that it constitutes summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.

     7. The statements in the Offering Memorandum, insofar as they purport to describe certain aspects of contracts and other documents to which the Company or any of its subsidiaries are a party, are accurate in all material respects (as to such descriptions).

     8. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the Registration Rights Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with and in the manner contemplated by the Purchase Agreement.

     9. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in accordance with and in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the 1933 Act (other than with respect to the Registration Rights Agreement and the transactions contemplated thereunder) or to qualify the Indenture under the Trust Indenture Act.

     10. The Company is not an "investment company" as such term is defined in the 1940 Act.

     Nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which we make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which we make no statement at the time the Offering Memorandum was issued), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.



679049.1
                                       A-2

                                                                    Exhibit B



                      FORM OF OPINION OF CORPORATE COUNSEL
                         OF THE COMPANY TO BE DELIVERED
                          PURSUANT TO SECTION 5(a)(ii)




     1. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     2. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     3. Each of the Registration Rights Agreements has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except that rights to indemnification and contribution thereunder may be limited by applicable law.

     4. The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     5. The Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Warrant Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     6. The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Notes have been duly authenticated by the Trustee pursuant to the

679049.1
                                       B-1

Indenture and in the manner described in its certificate delivered to you today, the Notes have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

     7. The Warrants are in the form contemplated by the Warrant Agreement, have been duly authorized by the Company and, assuming that the Warrants have been issued pursuant to the Warrant Agreement and in the manner described in its certificate delivered to you today, the Warrants have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Warrant Agreement.

     8. The Company has sufficient shares authorized and has reserved for issuance shares of Class A Common Stock which may be issued upon exercise of the Warrants.

     9. The issuance of Warrant Shares and Warrants are not subject to preemptive rights.

     10. The Warrant Shares,  when issued against payment of the Exercise Price,
will  be  duly   authorized,   validly   issued  and  will  be  fully  paid  and
non-assessable.

     11. To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise or the consummation of the transactions contemplated in the Purchase Agreement or the Registration Rights Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum;

     12. To the best of my knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (except as set forth in the Offering Memorandum with respect to the Company's 8% Noncumulative Preferred Stock, and, in the case of the Company's subsidiaries only, for such violations that, singly or in the aggregate, would not result in a Material Adverse Effect) and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan

679049.1
                                       B-2
agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

     13. The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, each of the Registration Rights Agreements, the Indenture, the Warrant Agreement, the Securities and the consummation of the transactions contemplated therein and in the Offering Memorandum (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds" and the filing of the Registration Statement and Shelf Registration Statement) and compliance by the Company with its obligations under the Purchase Agreement, each of the Registration Rights Agreements, the Indenture, the Warrant Agreement and the Securities will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.


     Nothing has come to my attention that would lead me to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which I make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which I make no statement at the time the Offering Memorandum was issued), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.



679049.1
                                       B-3

                                                                    Exhibit C



                        FORM OF OPINION OF PATENT COUNSEL
                         OF THE COMPANY TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)


     1. To the best of my knowledge, there is no basis for a finding that the Company does not have clear title or valid license rights to the patents or patent applications described in the Offering Memorandum as being owned by or licensed to the Company, and i have not identified any basis for a finding of unenforceability or invalidity of any such patents.

     2. Other than as disclosed in the Offering Memorandum, to the best of my knowledge, there are no legal or governmental proceedings pending (other than patent applications pending) relating to patents or proprietary information rights to which the Company is a party or of which any such property of the Company is subject, and no such proceedings are threatened or contemplated by governmental authorities or others.

     3. The statements in the Offering Memorandum under the headings "Risk Factors--Dependence on Licensed Patent Applications Proprietary Technology" and "Business--Patents, Licenses and Trademarks" constitute an accurate summary of the matters referred to therein and fairly present the information called for with respect to such matters; and I have no reason to believe that the statements under such headings in the Offering Memorandum contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4. Other than as disclosed in the Offering Memorandum, based upon a review of the third party rights made known to me and discussions with Company scientific personnel, such counsel is not aware of any valid United States, foreign patent or published foreign patent application that is or would be infringed by the activities of the Company described in the Offering Memorandum and relating to products currently manufactured, used or sold by the Company or currently proposed to be manufactured, used or sold by the Company.

     5. Except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries is subject to any current claim or notice of infringement or other violation of any asserted rights of others with respect to any Intellectual Property, which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     6. There are no legal or governmental proceedings pending relating to the Intellectual Property owned or used by the Company or its subsidiaries, other than review of pending patent and trademark applications, which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse

679049.1
                                       C-1

Effect and no such proceedings, including without limitation interference proceedings, are currently threatened by governmental authorities or others, with such exceptions as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

679049.1
                                       C-2